Exhibit 99.1

                         CANADA SOUTHERN PETROLEUM LTD.
                                  PRESS RELEASE

                       CANADA SOUTHERN PETROLEUM ANNOUNCES
                      OFFICER CHANGES, ELECTION OF DIRECTOR

         CALGARY, Alberta, January 8, 2002 -- Canada Southern Petroleum Ltd. [NASDAQ: CSPLF; Toronto/Boston/Pacific: CSW] today announced that Mr. Ben Anderson has resigned as President and as a director of the Company to pursue other interests. Mr. Anderson will serve as a consultant to the Company for six months. Mr. Randy Denecky, the Company's Chief Financial Officer, will serve the Company as acting President until a successor is elected. Mr. Anderson joined the Company in January 2000 as Executive Vice President and succeeded M. Anthony Ashton as President in April 2000. "We thank Ben for his service to the Company and wish him well in his future endeavors," a Company spokesman said.

         The Company also announced that Mr. Richard McGinity has been elected a director of the Company to fill a vacancy created by the resignation of Mr. Anthony Ashton last May. Mr. McGinity, 57, has been President since 1986 of School Street Capital Group, an investment-banking firm with offices in Boston, Philadelphia, New Orleans, Jackson Hole, Wyoming and Ann Arbor, Michigan. The firm serves companies seeking expansion financing, merger or acquisition. Mr. McGinity is a graduate of Princeton University (AB 1966) and Harvard Business School (MBA-Finance 1973; DBA - Industry Economics 1980). He served as a U.S. Navy pilot from 1966 to 1971.

         Any statements in this release that are not historical in nature are intended to be -- and are hereby identified as -- "forward-looking statements" for purposes of the "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Among these uncertainties are the cost, duration, and ultimate outcome of the Kotaneelee gas field litigation.

                  Contact: Timothy L. Largay at (860) 240-6000